UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         October 21, 2026

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

5420 S. Durango Dr., Las Vegas, Nevada, 89113
(Address of principal executive offices) (Zip Code)

(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 2.02.	Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02 - Results of Operations and Financial Condition.

On October 21, 2026, Las Vegas Sands Corp. (the “Company”) issued a press release announcing its results of operations for the third quarter ended September 30, 2026. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this item.

Within the Company’s third quarter ended September 30, 2026 press release, the Company makes reference to certain non-GAAP financial measures that supplement the Company’s consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The Company believes these measures represent important internal measures of financial performance. The specific reasons why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition, results of operations and cash flows are set forth in the press release.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated October 21, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 21, 2026

LAS VEGAS SANDS CORP.
By:	/S/ RANDY HYZAK
Name: Randy Hyzak Title: Executive Vice President and Chief Financial Officer